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                                                                    EXHIBIT 23.2


                            CONSENT OF APPRAISER

We hereby consent to the references made to us and/or our appraisal by HealthFirst Medical Group, P.C., The Corvallis Clinic, P.C., Medford Clinic, P.C. and Physician Partners, Inc. under the captions "Joint Proxy Statement"; "Summary", "The Merger"; "Risk Factors", "Risks Relating to Escrow Arrangement"; "The Merger and Related Transactions"; "HealthFirst's Reasons for the Merger", "Corvallis Clinic's Reasons for the Merger"; "Medford Clinic's Reasons for the Merger"; "Terms of the Reorganization and Merger"; "Escrow Arrangement"; and "Effects of the Merger", each of which constitutes a part of the Registration Statement on Form S-4 (the "Registration Statement"). In addition, we consent to the review and copying of our appraisal report referred to therein by any stockholder of the above named companies and to the use of our appraisal report in its entirety as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    AMERICAN APPRAISAL ASSOCIATES, INC.

                                    By /s/ RONALD M. GOERGEN
                                       ________________________________
                                          Ronald M. Goergen
                                          President



Milwaukee, Wisconsin
December 23, 1996